United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020
Cullen/Frost Bankers, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Houston Street,	San Antonio,	Texas	78205
(Address of principal executive offices)			(Zip code)

(210)	220-4011
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	CFR	New York Stock Exchange
5.375% Non-Cumulative Perpetual Preferred Stock, Series A	CFR.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events

On February 14, 2020, Cullen/Frost Bankers, Inc. issued a press release announcing that it will redeem all 6,000,000 outstanding shares of its 5.375% Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), at a redemption price per share of $25.00 (the “Redemption Price”). The Redemption Price will be payable on the redemption date of March 16, 2020.

Upon redemption, the Preferred Stock will no longer be outstanding and all rights with respect to such stock will cease and terminate, except the right to payment of the Redemption Price.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1	Press Release dated February 14, 2020.

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:    /s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President
and Chief Financial Officer

Dated:    February 14, 2020

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 14, 2020.
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.